UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2019 (May 23, 2019)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 928-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 23, 2019. The shareholders considered four proposals, each of which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2019. Results of voting with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1: Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-vote
Robert P. Bauer	6,104,172	1,610,847	1,759,011
Lee B. Foster, II	6,332,134	1,382,885	1,759,011
Dirk Jungé	6,367,122	1,347,897	1,759,011
Diane B. Owen	6,378,818	1,336,201	1,759,011
Robert S. Purgason	6,422,114	1,292,905	1,759,011
William H. Rackoff	6,378,522	1,336,497	1,759,011
Suzanne B. Rowland	6,347,717	1,367,302	1,759,011
Bradley S. Vizi	6,396,679	1,318,340	1,759,011

As a result of the shareholder vote, all of the foregoing nominees were elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

Votes For	Votes Against	Abstentions
9,398,786	73,168	2,076

The foregoing proposal was approved.

Proposal 3: Advisory approval of named executive officers’ 2018 compensation.

Votes For	Votes Against	Abstentions	Broker Non-vote
7,135,280	399,678	180,061	1,759,011

The foregoing proposal was approved.

No other matters or proposals were voted on at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	May 24, 2019	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President, General Counsel,
and Corporate Secretary